exhibit10_1_files/editdata.mso" /> Exhibit 10.1 - First Amendment to August 12, 2004 Credit Agreement - Hercules Incororated

EXHIBIT 10.1

FIRST AMENDMENT
TO
AMENDED AND RESTATED CREDIT AGREEMENT

          THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of August 12, 2004, is entered into by and among HERCULES INCORPORATED, a Delaware corporation (the "Company"), the Guarantors signatory hereto, the Lenders signatory hereto, CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent") and WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent and Issuing Lender (together with the Administrative Agent, the "Agents").

RECITALS

               A.          The Company, the Guarantors, the Lenders and the Agents are party to that certain Amended and Restated Credit Agreement dated as of April 8, 2004 (as previously amended, restated, modified or supplemented, the "Existing Credit Agreement").  Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

               B.           The Company has requested certain modifications to the Existing Credit Agreement, specifically the repricing of the remaining principal amount of the Term B Loan.

               C.           Such modifications require the consent of the Required Lenders and of all Lenders holding a portion of the Term B Loan (the "Term B Loan Lenders").

               D.          The Required Lenders and the Term B Loan Lenders have consented to the requested modifications on the terms and conditions set forth herein.

AGREEMENT

               NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.            AMENDMENTS TO EXISTING CREDIT AGREEMENT

                Subject to the satisfaction of the conditions precedent set forth in Section 4 of Article II hereof, from and after the First Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended in the following respects:

                1.          The definition of "Applicable Margin" in Section 7.1 of the Existing Credit Agreement is amended by replacing clause (ii) of such definition in its entirety with the following:

                           (ii) Term Loans, (a) for Eurodollar Loans that are Term Loans, 1.75% per annum and (b) for ABR Loans that are Term Loans, 0.75% per annum.

                2.          The definition of "Applicable Margin" in Section 7.1 of the Existing Credit Agreement is further amended by replacing the last paragraph of such definition in its entirety with the following:

The Applicable Margins pursuant to clause (i) above shall be determined and adjusted quarterly on the date (each a "Rate Calculation Date") five Business Days after the date on which the Company provides the quarterly officer's certificate to the Administrative Agent regarding the Leverage Ratio in accordance with the provisions of Section 5.1(b); provided, however, that (a) the Applicable Margins for Revolving Loans and the Commitment Fee as of the Closing Date shall be based on Pricing Level II of the pricing grid set forth in clause (i) above and shall remain at such level until the first Rate Calculation Date subsequent to September 30, 2004, and, thereafter, the Pricing Level shall be determined by the then current Leverage Ratio, and (b) if the Company fails to provide the officer's certificate to the Administrative Agent for any fiscal quarter as required by and within the time limits set forth in Section 5.1(b), the Applicable Margins pursuant to clause (i) above from the applicable date of such failure shall be based on Pricing Level I of the pricing grid set forth in clause (i) above until five Business Days after an appropriate officer's certificate is provided, whereupon the Pricing Level shall be determined by the then current Leverage Ratio.  Except as set forth herein, each Applicable Margin pursuant to clause (i) above shall be effective from one Rate Calculation Date until the next Rate Calculation Date.  All such determinations by the Administrative Agent related to the Applicable Margins shall be conclusive absent manifest error.   All adjustments in the Applicable Margins shall be effective as to existing Loans and Letters of Credit as well as any new Loan made or Letter of Credit issued thereafter.

II.           MISCELLANEOUS

               1.          Representations and Warranties.  Each of the Credit Parties represents and warrants to the Lenders and the Administrative Agent as follows:

                    (i)          It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

                   (ii)          This Amendment has been duly executed and delivered by such Credit Party and constitutes such Credit Party's legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited (x) by general principles of equity and conflicts of laws (whether enforcement is sought by proceedings in equity or at law) or (y) by bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement, of creditors' rights.

                  (iii)        No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Credit Party of this Amendment (except for those which have been obtained on or prior to the First Amendment Effective Date).

                  (iv)       The execution and delivery of this Amendment does not diminish or reduce its obligations under the Credit Documents (including, without limitation, in the case of each Guarantor, such Guarantor's guaranty pursuant to Section 3A of the Existing Credit Agreement) in any manner, except as specifically set forth herein.

                  (v)        Such Credit Party has no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of its obligations thereunder, or if such Credit Party has any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Required Lenders' and the Term B Loan Lenders' execution and delivery of this Amendment.

                  (vi)       The representations and warranties of the Credit Parties set forth in Section 1 of the Existing Credit Agreement are true and correct in all material respects as of the date hereof (except those that expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date) and all of the provisions of the Credit Documents, except as amended hereby, are in full force and effect.

                  (vii)      Subsequent to the execution and delivery of this Amendment and after giving effect hereto, no unwaived event has occurred and is continuing on the date hereof which constitutes a Default or an Event of Default.

                2.             Liens.  Each Credit Party affirms the liens and security interests created and granted by it in the Credit Documents (including, but not limited to, the Security Agreement and the Mortgages) and agrees that this Amendment shall in no manner adversely affect or impair such liens and security interests.

                3.            Effect of Amendment.  Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Credit Documents shall remain unchanged and in full force and effect.  The Credit Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of or otherwise in connection with the Credit Documents are hereby amended so that any reference to the Existing Credit Agreement shall mean a reference to the Existing Credit Agreement as amended hereby.

                4.             Conditions Precedent.   This Amendment shall become effective as of the date first above written (the "First Amendment Effective Date") when, and only when, each of the following conditions shall have been satisfied (it being understood that the satisfaction of one or more of the following conditions may occur concurrently with the effectiveness of this Amendment):

              (a)          Execution of Counterparts of Amendment.  The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of the Company, each of the Guarantors, the Required Lenders and each of the Term B Loan Lenders.

              (b)         Officer's Certificate.  The Administrative Agent shall have received a certificate executed by a Responsible Officer of the Company as of the First Amendment Effective Date, in form and substance satisfactory to the Administrative Agent, stating that (i) each Credit Party is in compliance with all existing material financial obligations, (ii) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (iii) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding would reasonably be expected to have a Material Adverse Effect, and (iv) (A) no Default or Event of Default exists and (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects (except those that expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date).

              (c)        Fees and Expenses.  The payment by the Company to the Agents (or their Affiliates) of all fees and expenses relating to this Amendment and the Existing Credit Agreement which are due and payable on the First Amendment Effective Date, including, without limitation, payment by the Company (i) on the date hereof, of all out-of-pocket costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment, including without limitation the fees and expenses of Moore & Van Allen PLLC, special counsel to the Agents, and (ii) of the other respective fees set forth in the engagement letter executed by and among the Company and the Agents in connection with this Amendment.

                5.             Construction.  This Amendment is a Credit Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement as amended hereby.

                6.            Counterparts.  This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                7.            GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                8.            Binding Effect.  This Amendment, the Existing Credit Agreement as amended hereby and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. Except as expressly modified and amended in this Amendment, all the terms, provisions and conditions of the Credit Documents shall remain unchanged and shall continue in full force and effect.

                9.            Severability.   If any provision of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

[Remainder of Page Intentionally Left Blank]

                IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:	HERCULES INCORPORATED
By:

Name:
Title:

GUARANTORS:

AQUALON COMPANY,

       a Delaware general partnership

EAST BAY REALTY SERVICES, INC.,

       a Delaware corporation

HERCULES COUNTRY CLUB, INC.,

       a Delaware corporation

HERCULES CREDIT, INC.,

       a Delaware corporation

HERCULES EURO HOLDINGS, LLC,

       a Delaware limited liability company

HERCULES FINANCE COMPANY,

       a Delaware general partnership

HERCULES FLAVOR, INC.,

       a Delaware corporation

HERCULES HYDROCARBON HOLDINGS, INC.,

       a Delaware corporation

HERCULES INTERNATIONAL LIMITED, LLC,

       a Delaware limited liability company

HERCULES PAPER HOLDINGS, INC.,

       a Delaware corporation

HERCULES SHARED SERVICES CORPORATION,

       a Delaware corporation

WSP, INC.,

       a Delaware corporation

ATHENS HOLDINGS, INC.,

       a Delaware corporation

COVINGTON HOLDINGS, INC.,

       a Delaware corporation

FIBERVISIONS INCORPORATED,

       a Delaware corporation

FIBERVISIONS, L.P.,

       a Delaware limited partnership

FIBERVISIONS PRODUCTS, INC.,

       a Georgia corporation

FIBERVISIONS, L.L.C.,

       a Delaware limited liability company

By:

Name:
Title:
for each of the foregoing Guarantors

ADMINISTRATIVE AGENT	CREDIT SUISSE FIRST BOSTON, acting through AND
LENDER:	its Cayman Islands Branch,
in its capacity as Administrative Agent, Collateral Agent and Lender
By:

Name:
Title:

By:

Name:
Title:

LENDERS:	WACHOVIA BANK, NATIONAL ASSOCIATION

By:

Name:
Title:

[Name of Institution or Fund]
By:

Name:
Title: